                                                                     EXHIBIT 2.9








                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                         TELESERVICES INTERNET GROUP INC

                                       AND

                                 TSIG NEWCO INC.

                                       AND

                            THE AFFINITY GROUP, INC.

                                       AND

                  THE STOCKHOLDERS OF THE AFFINITY GROUP, INC.
                       LISTED ON THE SIGNATURE PAGE HEREOF










                                NOVEMBER 29, 2000



Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 1 of 44

                                TABLE OF CONTENTS

1.       Definitions                                                        5

2.       Basic Transaction                                                  8
         (a)      The Acquisition                                           8
         (b)      The Closing                                               8
         (c)      Actions at the Closing                                    9
         (d)      Effect of Acquisition                                     9
         (e)      Additional Terms                                          10

3.       Representations and Warranties of the Target                       13
         (a)      Organization, Qualification, and Corporate Power          13
         (b)      Capitalization on the Closing Date                        13
         (c)      Authorization of Transaction                              13
         (d)      Noncontravention                                          14
         (e)      Broker's Fees                                             14
         (f)      Title to Tangible Assets                                  15
         (g)      Subsidiaries                                              15
         (h)      Financial Statements                                      15
         (i)      Events Subsequent to June 30, 2000                        16
         (j)      Legal Compliance                                          16
         (k)      Tax Matters                                               16
         (l)      Real Property                                             17
         (m)      Intellectual Property                                     17
         (n)      Contracts                                                 17
         (o)      Powers of Attorney                                        17
         (p)      No Undisclosed Liabilities                                18
         (q)      Litigation                                                18
         (r)      Employee Benefits                                         18
         (s)      Environmental, Health and Safety Matters                  20
         (t)      Annualized EBITDA                                         20
         (u)      Target Shares                                             20
         (v)      Certain Securities Matters                                22
         (w)      Disclaimer of Other Representations and Warranties        22

4.       Representations and Warranties of the Parent and the Sub           22
         (a)      Organization                                              23
         (b)      Capitalization                                            23
         (c)      Authorization of Transaction                              24
         (d)      Noncontravention                                          24
         (e)      Brokers' Fees                                             25
         (f)      Filings with the SEC                                      25
         (g)      Financial Statements                                      25


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 2 of 44

         (h)      Events Subsequent to most recent fiscal quarter end       25
         (i)      No Undisclosed Liabilities                                26
         (j)      No Changes                                                26
         (k)      Litigation                                                27
         (l)      Compliance with Laws                                      27
         (m)      No Default                                                27
         (n)      Certain Securities Matters                                28
         (o)      Interested Party Transactions                             28
         (p)      Market Manipulation                                       29
         (q)      Compliance with Regulation S-X                            29

5.       Covenants                                                          29
         (a)      General                                                   29
         (b)      Notices and Consents                                      29
         (c)      Regulatory Matters and Approvals                          29
         (d)      Public Market for Parent Shares                           29
         (e)      Operation of Business                                     29
         (f)      Full Access                                               31
         (g)      Notice of Developments                                    31
         (h)      Interest from Others                                      31
         (i)      Insurance and Release                                     31
         (j)      Employment Agreements with Target's Key Employees, etc.   32
         (k)      Release of Target Stockholders' Personal Guarantees       32
         (l)      Loans                                                     32
         (m)      EPX Reserves                                              33
         (n)      Warrants to Third Parties                                 33
         (o)      Robert P. Gordon                                          33
         (p)      Bonuses                                                   33
         (q)      Post-Closing Covenants of Parent                          33

6.       Conditions to Obligation to Close                                  34
         (a)      Conditions to Obligation of the Parent                    34
         (b)      Conditions to Obligation of the Target                    35

7.       Termination                                                        36
         (a)      Termination of Agreement                                  36
         (b)      Effect of Termination                                     36

8.       Rescission or Reacquisition                                        36
         (a)      Failure to File Registration Statement                    37
         (b)      Failure of the Registration Statement to Become
                  Effective                                                 37
         (c)      Reacquisition and "Buy-Back" Option                       37


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 3 of 44

9.       Miscellaneous                                                      39
         (a)      Survival                                                  39
         (b)      Press Releases and Public Announcements                   39
         (c)      No Third Party Beneficiaries                              39
         (d)      Transaction Indemnity                                     40
         (e)      Entire Agreement                                          40
         (f)      Succession and Assignment                                 40
         (g)      Counterparts                                              40
         (h)      Headings                                                  40
         (i)      Notices                                                   40
         (j)      Governing Law                                             41
         (k)      Amendments and Waivers                                    41
         (l)      Severability                                              42
         (m)      Expenses                                                  42
         (n)      Construction                                              42
         (o)      Prior Agreements                                          42
         (p)      Incorporation of Exhibits and Schedules                   42




Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 4 of 44

                      AGREEMENT AND PLAN OF REORGANIZATION


         Agreement and Plan of Reorganization (the "Agreement") by and among TELESERVICES INTERNET GROUP INC., a Florida corporation, (the "Parent"); TSIG NEWCO INC., a Florida corporation and a wholly owned subsidiary of Parent, (the "Sub"); THE AFFINITY GROUP, INC., a Florida corporation (the "Target") and the TARGET STOCKHOLDERS, as defined hereinafter, is entered into by the Parent, the Target and the Target Stockholders on this 29th day of November, 2000. The Parent, the Sub, the Target, and the Target Stockholders are referred to collectively herein as the "Parties."

         This Agreement contemplates a reverse triangular tax-free acquisitive reorganization of the Target by the Parent pursuant to Code Section 368(a)(1)(A) and Section 368(a)(2)(E). Pursuant to the merger and plan of reorganization, Sub will be merged into Target and all of Sub's outstanding shares of stock will be converted into shares of common stock of Target and the Target Stockholders will surrender all or at least an amount of outstanding shares of Target common stock representing control as defined in Section 368(c) in exchange solely for Parent common stock. After the Closing, Target shall hold substantially all of its properties and substantially all of the properties of Sub. The Parties expect that the acquisition will further certain of their business objectives (including, without limitation, significantly expanded markets for both Parent and Target).

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. Definitions.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Acquisition" means the tax-free acquisitive reorganization of the Target by the Parent pursuant to Code Section 368(a)(1)(A) and Section 368(a)(2)(E) as described in Section 2(a) below.

         "Parent" has the meaning set forth in the preface above.

         "Parent Exchange Shares" have the meaning set forth in Section 2(a) below.

         "Parent Share" means any share of the Common Stock, $0.0001 par value per share, of the Parent as constituted after June 23, 2000, which is the date upon which the Parent effected a combination (reverse split) of its outstanding common stock on a ten-for-one basis.

         "Closing" has the meaning set forth in Section 2(b) below.

         "Closing Date" has the meaning set forth in Section 2(b) below.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 5 of 44

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

         "Code" means the Internal Revenue Code of 1986, as amended as of the Closing.

         "Confidential Information" means any information concerning the businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

         "Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

         "Florida General Corporation Law" means the Florida Business Corporation Act, as amended as of the date of the full execution of this Agreement by the Parties.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "Effective Time" has the meaning set forth in Section 2(d)(i) below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, and ordinances concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, as such requirements are enacted and in effect on or prior to the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity that is treated as a single employer with Target for purposes of Code Section 414.

         "Financial Statement" has the meaning set forth in Section 3(g) below.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 6 of 44

         "GAAP" means, with respect to the financial statements referenced in this Agreement, United States generally accepted accounting principles as in effect on the date of issuance of the respective financial statements referenced in this Agreement.

         "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

         "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "IRS" means the Internal Revenue Service.

         "Knowledge" means actual knowledge without independent investigation.

         "Most Recent Financial Statements" has the meaning set forth in Section 3(g) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 3(g) below.

         "Most Recent Fiscal Quarter End" has the meaning set forth in Section 3(f) below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" has the meaning set forth in the preface on page 1 above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Public Report" has the meaning set forth in Section 3(e) below.

         "Registration Statement" has the meaning set forth in Section 5(l) below.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 7 of 44

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Target" has the meaning set forth in the preface on page 1 above.

         "Target's Key Employees" means Scott G. Roix, Vance Vogel, Stephen Albert, Vincent Del Corso, Robert Poitras, Thomas J. Burkett, Louis Bruno, and Deborah E. McCafferty.

         "Target Share" means any share of the Common Stock, $0.50 par value per share, of the Target.

         "Target Shares" means the total number of issued and outstanding shares, all of which are to be acquired by the Parent pursuant to this Agreement.

         "Target Stockholders" means Scott G. Roix, Fernur Ece Nihat, The Vance Vogel Qualified Subchapter S Trust No. 1, Vance L. Vogel, Stephen Albert, Vincent Del Corso, Robert Poitras, Louis Bruno, and Deborah E. McCafferty, who collectively own all of the issued and outstanding Target Shares.

         2. Basic Transaction.

         (a) The Acquisition. Subject to the terms and conditions of this Agreement, at the Effective Time, Sub will be merged into Target, upon which all of Sub's outstanding shares of stock will be converted into shares of common stock of Target, and the Target Stockholders will surrender all outstanding shares of Target common stock, or at least an amount of outstanding shares of Target common stock representing control as defined in Section 368(c), in exchange solely for 35 million shares of Parent common stock (the "Parent Exchange Shares"), to be issued to the Target Stockholders in proportion to the number of Target Shares being tendered. After the Closing, Target will hold substantially all of its properties and substantially all of the properties of Sub.

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Shumaker, Loop & Kendrick, LLP, Bank of America Plaza, 101 E. Kennedy Boulevard, Suite 2800, Tampa, Florida 33602, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than

Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 8 of 44
conditions with respect to actions the respective Parties will take at the Closing itself) or such other date and/or time as the Parties may mutually determine (the "Closing Date").

         (c) Actions at the Closing. At the Closing, (i) the Target will deliver to the Parent and the Sub the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) the Parent and the Sub will deliver to the Target the various certificates, instruments, and documents referred to in
Section 6(b) below, (iii) the Target and the Sub will file with the Secretary of State of the State of Florida the Articles of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"), (iv) the Parent will deliver to the Target Stockholders the certificates evidencing the issuance of the Parent Exchange Shares to the Target Stockholders in the appropriate amounts to each of the Target Stockholders, (v) the shares of Target stock surrendered by the Target Stockholders in exchange for the Parent Exchange Shares shall be cancelled, and (vi) the outstanding shares of Sub common stock held by Parent shall be cancelled and replaced by shares of Target common stock constituting not less than control of Target as defined in Section 368(c) issued to Parent.

         (d) Effect of Acquisition.

                  (i) General. The Acquisition shall become effective at the date and time (the "Effective Time") when the following have occurred: the Secretary of State of the State of Florida has certified the date and time that the Merger of Sub into Target is effective, the Target Shares of the Target Stockholders have been canceled and the Target Stockholders have received the Parent Exchange Shares, properly executed to effectively issue said shares to the Target Stockholders.

                  (ii) Conversion of Target Shares. At and as of the Effective Time the total number of issued and outstanding Target Shares shall be 10,000, and each of the 10,000 Target Shares shall be exchanged for 3,500 of the Parent Exchange Shares (the ratio of 3,500 of the Parent Exchange Shares to one Target Share is referred to herein as the "Conversion Ratio"). The Conversion Ratio shall also be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Target Shares outstanding. Immediately after the Closing and the Effective Time, no Target Share shall be deemed to be outstanding, or to have any rights, other than those Target Shares into which the outstanding shares of the Sub were converted in the Merger of Sub into Target as set forth above.

                  (iii) Parent Shares. The Parent Exchange Shares will be original issue Parent Shares, and no Parent Share issued and outstanding immediately prior to the Effective Time shall be affected by this transaction and the issuance of the Parent Exchange Shares, except that the Parent Shares issued and outstanding immediately prior to the Effective Time shall be diluted by the issuance of the Parent Exchange Shares.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 9 of 44

         (e) Additional Terms.

                  (i) Insurance and Release. Parent will provide liability insurance to each individual who served as a member, director and/or officer of the Target and/or any one or more of its subsidiaries, indemnify and release the Key Employees of the Target as provided in section 5 (i) of this Agreement.

                  (ii) Employment Agreements. At Closing, Parent will enter into and execute the Employment Agreements with the Target's Key Employees attached hereto as Exhibits 2(e)(ii)(1) through 2(e)(ii)(8), respectively, and the Consulting Agreement with Noyan Nihat attached hereto as Exhibit 2(e)(ii)(9).

                  (iii) Release of Personal Guaranties. Prior to or at Closing, but in no event later than the Closing, Parent shall secure the release of Scott G. Roix and Vance L. Vogel from their personal guaranties of, and their personal liability on, all loans, leases, and credit card transactions entered into by or on behalf of the Target and/or any one or more of its Subsidiaries from and after the Closing Date, or in the alternative, Parent shall make other arrangements with respect to such personal guaranties and personal liability that are satisfactory to Scott G. Roix and Vance L. Vogel. (See also Section 5(k) of this Agreement).

                  (iv) Registration and Other Covenants. After completion of financial statements of Target meeting the requirements of Regulation S-X of the Securities Act and the Securities Exchange Act, Parent will register the Parent Exchange Shares as provided in Section 5(q) of this Agreement. Effective upon Closing, Parent shall have (A) elected Scott
         G. Roix to Parent's Board of Directors (simultaneously with the effective time of Robert P. Gordon's resignation), and (B) honored and complied with all the other covenants of the Parent contained in
         Section 5 of this Agreement, except those contained in Section 5(q) that by their nature or terms require more time for accomplishment or compliance.

                  (v) Loans. Parent has borrowed the approximate sum of $416,026.13 from Target and/or the Florida Subsidiary, and prior to the Closing, Parent has executed and delivered a Promissory Note, a copy of which is attached to this Agreement as Exhibit 2(e)(v), the principal amount of which and accrued but unpaid interest on which shall be adjusted as of the Closing Date.

                  (vi) EPX Reserve. At or prior to the Closing, Parent will execute and deliver all documents requested by EPX to secure the release of Scott G. Roix and Vance L. Vogel from their personal guaranties of and their personal liability for the EPX merchant account with respect to the Target and its Subsidiaries as of the Closing Date. Parent acknowledges and agrees that Target has authorized a distribution payable to Scott G. Roix and Vance L. Vogel (either by check made payable the order of both of them or by two checks, each in an amount equal to one-half of the total amount distributed) in an amount equal to the reserve held by EPX with respect to the merchant accounts and loans of Target and its Subsidiaries with EPX (the "EPX Reserve") existing as of the Closing Date and that


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 10 of 44
         the EPX Reserve existing as of the Closing Date shall be the property of Scott G. Roix and Vance L. Vogel, and Parent renounces all right, title and interest in the EPX Reserve existing on the Closing Date. Beginning on the date that EPX initiates a merchant account in the name of, or guaranteed by Parent, anticipated to be on or about December 27, 2000, daily credits against prior credit card transactions will be refunded from the EPX-Affinity Reserve presently maintained in a bank in Aruba, and a like amount will be paid daily by check to the order of Scott G. Roix and Vance L. Vogel by Parent from that day's credit card transactions until such time as Parent has paid to Scott G. Roix and Vance L. Vogel the sum of the EPX-Affinity Reserve presently maintained in the bank in Aruba as of December 4, 2000, the amount of which is estimated to approximately $820,000.00. At or prior to Closing, the Target and all of its Subsidiaries shall execute and deliver to Scott
         G. Roix and Vance L. Vogel an absolute assignment of all right, title and interest in the EPX Reserve.

                  (vii) Warrants to Third Parties. In addition to the stock options provided in the Employment Agreements with the Target's Key Employees and the Consulting Agreement of Noyan Nihat attached hereto as Exhibits 2(e)(ii)(1) through 2(e)(ii)(9), respectively, effective upon Closing, Parent shall issue common stock purchase warrants to the following named individuals for the number of common shares of Parent as set forth below next to each such individual's name:

                  Cheryl Mercuris             220,000
                  Craig Gruber                220,000
                  Soydan Nihat                 60,000
                  Joe Costa                    25,000
                  Ed McGinty                   10,000

                  All of the foregoing warrants shall bear the following terms:

                           (1) Each warrant shall be at an exercise price of
                  $1.00 per share, exercisable on a cashless basis, in whole or in part, in all events, at any time and as many times as the warrant holder, in his or her sole discretion, may choose (until the warrant has been exercised with respect to all of the underlying shares), beginning 3 months after the Closing Date during an exercise period of 5 consecutive years from the Closing Date.

                           (2) The Company shall include the shares of common
                  stock underlying the warrants in a registration statement to be filed with the SEC within 90 days from the completion of financial statements of Target meeting the requirements of Regulation S-X of the Securities Act and the Securities Exchange Act. The Parent shall use its best efforts for the registration statement to become effective within 120 days from the date of completion of the financial statements and such registration statement shall remain effective for 5 years from said date.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 11 of 44

                           (3) Beginning on the date that each warrant granted
                  hereunder may first be exercised by the designated holder, the underlying shares shall vest for purposes of legal public resale at the rate of 1/12th of the total underlying shares per month on consecutive calendar months until all of the shares granted under these warrants are fully vested for purposes of legal public resale.

                           (4) Vesting of shares for purposes of legal public
                  resale shall not be delayed by the fact that the registration statement with respect to such shares has not become effective or by the fact that the warrant has not been exercised or has only been exercised in part.

                           (5) Accordingly, vesting of shares for resale shall
                  accumulate each month prior to the effective date of the registration statement and regardless of whether or not any of the warrants has been exercised, in whole or in part.

                           (6) The stock warrants, and the terms and conditions
                  of same, granted hereunder shall survive the Closing of the transactions contemplated under this Agreement, and shall be enforceable by the designated holders in accordance with the terms and conditions of the common stock purchase warrants issued to them.

                  (viii) Robert P. Gordon. Prior to the Closing, Robert P. Gordon shall have executed and delivered (A) the Separation Agreement terminating his employment with Parent and his seat on Parent's board of directors, assigning his Employment Agreement to a company unrelated to Parent and including mutual general releases and (B) the Consulting Agreement, attached hereto as Exhibits 2(e)(viii)(1) and 2(e)(viii)(2), respectively.

                  (ix) Bonuses. Parent acknowledges that Target has delayed paying substantial bonuses to Scott G. Roix and Vance L. Vogel and, to a lesser extent, other employees of Target on account of the allocation of cash for same to loans to Parent and that as a result of such loans, such bonuses will remain accrued but unpaid as of Closing. Accordingly, Parent agrees that Target shall have the right to pay delayed bonuses to Scott G. Roix, Vance L. Vogel and other employees from the first available cash receipts of Target after the closing, but in any event, no later than April 15, 2001, at such time and in an aggregate amount of $500,000, allocated among the said recipients as may be finally determined by the Target's board of directors.

                  (x) Stock Option Plan. Upon Closing, Parent shall adopt a stock option plan for Target's employees by reserving 3,465,000 Parent Shares that the Target's board of directors may award to employees upon terms and conditions to be determined by the Target's board of directors on a case by case basis, and consistent with prior practice of Parent.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 12 of 44

         3. Representations and Warranties of the Target and the Target Stockholders. The Target and the Target Stockholders represent and warrant to the Parent that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3. For purposes of this Section 3, the representations and warranties regarding the Target shall be deemed to apply equally to the predecessors in interest to the Target, The Affinity Group LLC and SGR Marketing, Inc.

         (a) Organization, Qualification, and Corporate Power. The Target is a privately-held, corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Target has two Subsidiaries at the time of execution of this Agreement, Crown Plaza Resorts, Inc. (the "Florida Subsidiary"), a Florida corporation, of which the Target owns 100% of the issued and outstanding shares of stock of the Florida Subsidiary, and Crown Membership and Holidays A.V.V. (the "Aruba Subsidiary"), an Aruba corporation, of which the Target owns 100% of the Beneficial Interest in the issued and outstanding shares of stock of the Aruba Subsidiary, which are bearer shares. The Target and its two Subsidiaries are duly authorized to conduct business and are in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole. The Target and its two Subsidiaries have corporate power and authority to carry on the businesses in which each is engaged and to own and use the properties owned and used by them, respectively.
Section 3(a) of the Disclosure Schedule lists the stockholders, directors and officers of the Target and its two Subsidiaries. By signing this Agreement, Parent acknowledges receipt of a copy of the articles of incorporation, bylaws, and minutes of the Target and its Subsidiaries, certified by Target's secretary to be a true copy of said articles of incorporation, bylaws, and minutes.

         (b) Capitalization on the Closing Date. As of the Closing, the entire authorized capital stock of the Target shall consist of 15,000 Target Shares, of which 10,000 Target Shares shall be issued and outstanding and no Target Shares shall be held in treasury. All of the issued and outstanding Target Shares shall have been duly authorized, validly issued, fully paid, and nonassessable, and shall be held of record in the names of the respective Target Stockholders as set forth in Section 3(b) of the Disclosure Schedule. There shall be no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There shall be no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. All of the Target Shares to be issued pursuant to the Closing of this Agreement and the merger of Sub and Target will be duly authorized and, upon Closing, will be validly issued, fully paid, and nonassessable.

         (c) Authorization of Transaction. The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Target,


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 13 of 44
enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Target. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of the Target or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Target or the properties or assets of Target. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to the Target in connection with the execution and delivery of this Agreement by the Target or the consummation by the Target of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country.

         (d) Noncontravention. To the Knowledge of any of the Target Stockholders, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate (i) any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or (ii) any provision of the charter or bylaws of the Target or either or both of its Subsidiaries. To the Knowledge of any of the Target Stockholders, neither the Target nor either of its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement. To the Knowledge of any of the Target Stockholders, except as set forth in Section 3(e) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Target or either of its Subsidiaries is a party or by which the Target or either of its Subsidiaries is bound or to which any of their assets is subject.

         (e) Brokers' Fees. None of the Target or its Subsidiaries or the Target Stockholders has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.


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TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 14 of 44

         (f) Title to Tangible Assets. Each of the Target and its Subsidiaries has good title to, or a valid leasehold interest in, the material tangible assets it uses regularly in the conduct of its businesses.

         (g) Subsidiaries. Section 3(g) of the Disclosure Schedule sets forth for each Subsidiary of the Target (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Target have been duly authorized and are validly issued, fully paid, and nonassessable. The Target holds of record and beneficially all of the outstanding shares the Florida Subsidiary and owns beneficially all of the outstanding shares of the Aruba Subsidiary.

         (h) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statement of income for the Target's predecessor entity, SGR Marketing, Inc., for the two fiscal years ended December 31, 1998 and December 31, 1999, and (ii) unaudited balance sheet and statement of income for the Target's predecessor entity, The Affinity Group LLC, (which was merged into the Target on June 9, 2000) for the period ended June 30, 2000 for the Target. The Financial Statements, have been prepared with the assistance of Parent's certified public accountants, and to the Knowledge of the Target Stockholders, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods; provided, however, that all Financial Statements for periods ending in calendar year 2000 are subject to (i) normal year-end adjustments and lack footnotes and other presentation items and (ii) to footnotes and further adjustments upon issuance of audited statements of the Target and its Subsidiaries that are being prepared by Parent's auditors, BDO Seidman, LLP. It should be noted that the foregoing Financial Statements do not include the assets, liabilities and operations of either the Florida Subsidiary or the Aruba Subsidiary.

                  Attached hereto as Exhibit C are the following financial statements (collectively the "Florida Subsidiary Financial Statements"): unaudited balance sheet and statement of income for the Florida Subsidiary's predecessor entity, Crown Plaza Resorts, L.C. (which was merged into the Florida Subsidiary on June 13, 2000) for the two fiscal years ended December 31, 1998 and December 31, 1999, and for the period ended June 30, 2000. The Financial Statements of the Florida Subsidiary's predecessor, have been prepared with the assistance of Parent's certified public accountants and, to the Knowledge of the Target Stockholders, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Florida Subsidiary's predecessor as of such dates and the results of operations of the Florida Subsidiary's predecessor for such periods; provided, however, that Financial Statements for periods ending in calendar year 2000 are subject to (i) normal year-end adjustments and lack



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TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 15 of 44
         footnotes and other presentation items and (ii) to footnotes and further adjustments upon issuance of audited statements of the Target and its Subsidiaries that are being prepared by Parent's auditors, BDO Seidman, LLP.

                  Attached hereto as Exhibit D are the following financial statements (collectively the "Aruba Subsidiary Financial Statements"):
         (i) unaudited balance sheet and statement of income for the period ended June 30, 2000, for the Aruba Subsidiary, which was organized under the laws of Aruba on April 7, 2000, and was acquired by the Target on or about July 19, 2000. The Financial Statements of the Aruba Subsidiary, to the Knowledge of the Target Stockholders, present fairly the financial condition of the Aruba Subsidiary as of such date; provided, however, that such statements are subject to (i) normal year-end adjustments and lack footnotes and other presentation items and (ii) to footnotes and further adjustments upon issuance of audited statements of the Target and its Subsidiaries that are being prepared by Parent's auditors, BDO Seidman, LLP.

         (i) Events Subsequent to June 30, 2000. Since June 30, 2000, except for the loans to Parent as described in Section 2(f)(v), there has not been any material adverse change in the financial condition of the Target and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, since that date none of the Target and its Subsidiaries has engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business the primary purpose or effect of which has been to generate or preserve Cash.

         (j) Legal Compliance. To the Knowledge of the Target Stockholders, except as otherwise indicated in Section 3(q)(1) of the Disclosure Schedule, each of the Target and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of the Target and its Subsidiaries taken as a whole.

         (k) Tax Matters.

                  (i) Each of the Target and its Subsidiaries has filed all Income Tax Returns that it was required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole.

                  (ii) Section 3(k) of the Disclosure Schedule lists all Income Tax Returns filed with respect to the Target and its Subsidiaries for taxable periods ended on or before December 31, 1999, indicates whether those Income Tax Returns have been audited, and indicates those Income Tax Returns that currently are the subject of audit (i.e., Income Tax Returns for which the applicable statute of limitations is still open). The Target has delivered to the Parent correct and complete copies of all Federal Income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target and its Subsidiaries since December 31, 1998.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 16 of 44

                  (iii) Neither the Target nor either of its Subsidiaries has waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

                  (iv) Neither the Target nor either of its Subsidiaries is a party to any Income Tax allocation or sharing agreement.

                  (v) To the Knowledge of the Target Stockholders, neither the Target nor either of its Subsidiaries has been a member of an Affiliated Group filing a consolidated federal Income Tax Return (other than a group the common parent of which was the Target).

         (l) Real Property.

                  (i) Section 3(l)(i) of the Disclosure Schedule lists all real property that any of the Target and its Subsidiaries owns, which is none.

                  (ii) Section 3(l)(ii) of the Disclosure Schedule lists all real property leased or subleased to any of the Target and its Subsidiaries. The Target has delivered to the Parent correct and complete copies of the leases and subleases listed in Section 3(l)(ii) of the Disclosure Schedule (as amended to date). To the Knowledge of any of the Target or the Target Stockholders, each lease and sublease listed in Section 3(l)(ii) of the Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole.

         (m) Intellectual Property. Section 3(m) of the Disclosure Schedule identifies each patent or trademark registration which has been issued to any of the Target and its Subsidiaries with respect to any of its intellectual property, identifies each pending patent application or application for registration which any of the Target and its Subsidiaries has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which any of the Target and its Subsidiaries has granted to any third party with respect to any of its intellectual property.

         (n) Contracts. Section 3(n) of the Disclosure Schedule lists all written contracts and other written agreements to which any of the Target and its Subsidiaries is a party, the performance of which will involve consideration in excess of $10,000. The Target has delivered to the Parent a correct and complete copy of each contract or other agreement listed in Section 3(n) of the Disclosure Schedule (as amended to date).

         (o) Powers of Attorney. Except for the general power of attorney granted by the managing director of the Aruba Target to Vance L. Vogel to act for the Aruba Target, to the Knowledge of the Target Stockholders, there are no outstanding powers of attorney executed on behalf of any of the Target and its Subsidiaries.


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TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 17 of 44

         (p) No Undisclosed Liabilities. Except (i) to the extent disclosed in the Disclosure Schedule, (ii) to the extent disclosed in the Financial Statements attached hereto as Exhibit B, and (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, the Target has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Target.

                           Except (i) to the extent disclosed in the Disclosure
Schedule, (ii) to the extent disclosed in the Financial Statements attached hereto as Exhibit C and Exhibit D, respectively, and (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, neither the Florida Subsidiary nor the Aruba Subsidiary has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on either of the Target's Subsidiaries.

         (q) Litigation. Section 3(q)(1) of the Disclosure Schedule sets forth each instance in which the Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole.

                           Section 3(q)(2) of the Disclosure Schedule sets forth
each instance in which the Florida Subsidiary (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Florida Subsidiary taken as a whole.

                           Section 3(q)(3) of the Disclosure Schedule sets forth
each instance in which the Aruba Subsidiary (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Aruba Subsidiary taken as a whole.

         (r) Employee Benefits.

                  (i) Section 3(r) of the Disclosure Schedule lists each Employee Benefit Plan that the Target


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 18 of 44
         and/or either or both of its Subsidiaries maintains or to which the Target and/or either or both of its Subsidiaries contributes.

                           (A) To the Knowledge of the Target Stockholders, each
                  such Employee Benefit Plan (and each related trust, insurance contract, or fund), if any, complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole.

                           (B) All contributions (including all employer
                  contributions and employee salary reduction contributions), if any, which are due have been paid to each such Employee Benefit Plan, if any, that is an Employee Pension Benefit Plan.

                           (C) Each such Employee Benefit Plan that is an
                  Employee Pension Benefit Plan, if any, has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a).

                           (D) As of the last day of the most recent prior plan
                  year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan), if any, equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

                           (E) With respect to each Employee Benefit Plan that
                  is an Employee Pension Benefit Plan, if any, the Target has delivered to the Parent correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that the Target and/or either of its Subsidiaries or any ERISA Affiliate, if any, maintains or has maintained during the prior six years or to which any of them contributes, or has been required to contribute during the prior six years:

                           (A) No action, suit, proceeding, hearing, or
                  investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending, except where the action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole.

                           (B) None of the Target and its Subsidiaries has
                  incurred any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 19 of 44

         (s) Environmental, Health, and Safety Matters.

                  (i) To the Knowledge of any of the Target Stockholders, the Target and its Subsidiaries are in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole.

                  (ii) To the Knowledge of any of the Target Stockholders, the Target and its Subsidiaries have not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to the Target or its Subsidiaries or their facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a material adverse effect on the financial condition of the Target and its Subsidiaries taken as a whole.

                  (iii) This Section 3(s) contains the sole and exclusive representations and warranties of the Target Stockholders with respect to any environmental, health, or safety matters, including without limitation any arising under any Environmental, Health, and Safety Requirements.

         (t) Annualized EBITDA. The Target's annualized EBITDA, on a pro forma basis, based upon the nine-month period ended September 30, 2000, was approximately $2.2 million (with $200 thousand in bonuses paid added back) on annualized gross revenues, on a pro forma basis, of approximately $19.4 million.

         (u) Target Shares. Each of the Target Stockholders hereby represents and warrants to the Parent as follows:

                  (i) Authorization. Each Target Stockholder has all requisite right, power and authority and full legal capacity to execute and deliver this Agreement and to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Target Stockholder, and this Agreement constitutes a legal, valid and binding obligation enforceable against such Target Stockholder in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The failure of the spouse of any Target Stockholder to be a party or signatory to this Agreement shall not (A) prevent any such Target Stockholder from performing his or her obligations and from consummating the transactions contemplated hereunder and thereunder or (B) prevent this Agreement from constituting the legal, valid and binding obligation of any


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 20 of 44
         such Target Stockholder enforceable against any such Target Stockholder in accordance with its terms.

                  (ii) No Conflict. The execution, delivery and performance of this Agreement by each of the Target Stockholders does not and will not conflict with or violate any law or governmental order, applicable to such Target Stockholder, or conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Target Shares or on any of the assets or properties of such Target Stockholder pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument, obligation or arrangement to which such Target Stockholder is a party or by which any of the Target Shares or any of such assets or properties is bound or affected.

                  (iii) Governmental Consents and Approvals. Except as may required by laws applicable because the Parent is a public company, the execution, delivery and performance of this Agreement by each of the Target Stockholders does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any governmental authority.

                  (iv) Accuracy of Representations and Warranties of the Target and its Subsidiaries. Each of the Target Stockholders has reviewed the representations and warranties of the Target and its Subsidiaries contained in this Agreement, and, to the best knowledge of each such Target Stockholder, subject to the qualifications contained in such individual representations and warranties, such representations and warranties of the Target and its Subsidiaries are true and correct.

                  (v) Ownership. Each of the Target Stockholders owns the number of Target Shares set forth next to such Target Stockholder's name on the signature page hereof and such Target Stockholder has good and marketable title to such Target Shares, free and clear of any encumbrance of any kind. All of the Target Shares set forth next to each Target Stockholder's name on the signature page hereof have been duly authorized, validly issued, and are fully paid and nonassessable and have been accorded full voting rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Target Shares, or if there are, all votes and consents necessary to authorize all of the Target Stockholders to enter into and to perform this Agreement have been given, and all restrictions encumbering the power and authority of the Target Stockholders to enter into and to perform this Agreement have been waived, and upon delivery of such Target Shares at Closing as contemplated herein, the Parent will own the Target Shares free and clear of all encumbrances.


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TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 21 of 44

         (v) Certain Securities Matters. Each of the Target Stockholders hereby represents and warrants to the Parent as follows:

                  (i) Except for the Target Stockholders registration rights and resale rights as set forth in Section 5(q) and the right of the Target Stockholder to exercise such rights to their fullest extent, the Target Stockholder (A) is acquiring the Parent Shares for the Target Stockholder's own account and not with a view to, or for offer or sale in connection with, any distribution thereof, and the Target Stockholder is not participating and does not have a participation in any such distribution or the underwriting of any such distribution; (B) the Target Stockholder has sufficient knowledge and experience in financial and business matters and is fully capable of evaluating the merits and risks of purchasing the Parent Shares; and (C) the Target Stockholder has not been solicited to acquire the Parent Shares by means of general advertising or general solicitation.

                  (ii) The Target Stockholder has been furnished with information about and allowed access to Parent's business and has had the opportunity to investigate Parent's business and to ask questions of and receive answers from Parent sufficient to satisfy the Target Stockholder that Parent's business is reasonably as described by Parent.

                  (iii) Notwithstanding the obligations of Parent after Closing to include in a registration statement the Parent Shares for resale by the Target Stockholder, as set forth in Section 5(n)(i), the Target Stockholder understands that at Closing and until such registration statement is effective (A) the Parent Exchange Shares are not registered under any applicable federal or state securities law in reliance upon certain exemptions thereunder, (B) the Parent Exchange Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act and compliance with applicable state securities laws or the availability of an exemption therefrom; and (C) in the absence of registration under the Securities Act and compliance with applicable state securities laws or an exemption therefrom, the Parent Exchange Shares must be held indefinitely. The Target Stockholder acknowledges that the reliance of the Parent upon such exemption from registration is predicated upon the foregoing representations.

         (w) Disclaimer of other Representations and Warranties. Except as expressly set forth in Section 2 and this Section 3, the Target Stockholders make no representation or warranty, express or implied, at law or in equity, in respect of the Target, its Subsidiaries, or any of their respective assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

         4. Representations and Warranties of the Parent and the Sub. The Parent and the Sub each represents and warrants to the Target and to the Target Stockholders that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule. The Disclosure


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TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 22 of 44

Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

         (a) Organization. The Parent is a public corporation that trades on the over-the-counter market and is duly organized, validly existing, and in good standing under the laws of the State of Florida. The Sub is a wholly owned subsidiary of the Parent and is duly organized, validly existing and in good standing under the laws of the State of Florida. Each of the Parent and its Subsidiaries (including, without limitation, the Sub) is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of the Parent and its Subsidiaries taken as a whole. Each of the Parent and its Subsidiaries (including, without limitation, the Sub) has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of each of the Parent and its Subsidiaries (including, without limitation, the Sub).

         (b) Capitalization. The authorized capital stock of Parent consists of 300,000,000 shares of Common Stock, par value $.0001 per share, of which 78,868,556 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,250,000 shares were designated as Series A Convertible Preferred Stock and all 1,250,000 of which have been converted and retired. In addition, approximately 1,400 shares of Common Stock of Parent are held in treasury by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved: (i) an aggregate of approximately 13,942,043 shares of Common Stock for issuance pursuant to outstanding options granted to employees and consultants of Parent and its Subsidiaries; and (ii) an aggregate of approximately 7,610,038 shares of Common Stock for issuance pursuant to other outstanding options and warrants. Except as set forth in Section 4(b) of the Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The issuance of the Parent Exchange Shares and the Parent Shares pursuant to options granted or committed in this Agreement or in exhibits to this Agreement are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Parent or any agreement to which Parent is a party or by which it is bound. All of the Parent Shares to be issued pursuant to the Closing of this Agreement will be duly authorized and, upon Closing, will be validly issued, fully paid, and nonassessable.

         The authorized capital stock of Sub consists of 7,000 shares of common stock, par value $1.00 per share, of which 100 shares are issued and outstanding and all of which are owned exclusively by Parent. No shares are held in treasury by Sub. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 23 of 44
nonassessable and are free of any liens or encumbrances. There are no options, warrants, calls, rights, commitments or agreements of any character to which Sub is bound obligating Sub to issue, deliver, sell, repurchase, or redeem, or cause to issued, sold, repurchased, or redeemed, any shares of capital stock of Sub or obligating Sub to grant, extend, or enter into any such option, warrant, call, right, commitment, or agreement.

         (c) Authorization of Transaction. Each of the Parent and the Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Parent and the Sub, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and the Sub. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of the Parent or the Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or the properties or assets of either Parent or Sub. Except as required by the Securities Exchange Act and Section 2(c) of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country.

         (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent or the Sub is subject or any provision of the charter or bylaws of the Parent or the Sub or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Parent or the Sub is a party or by which either the Parent or the Sub is bound or to which any of the assets or the Parent or the Sub is subject. Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Florida General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, neither the Parent nor the Sub is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 24 of 44

         (e) Brokers' Fees. Neither the Parent nor the Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (f) Filings with the SEC. The Parent has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Parent has delivered or made available to the Target and to the Target Stockholders a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date). The Sub is not required to make any filings with the SEC.

         (g) Financial Statements. Parent has filed and furnished or made available to Target and to the Target Stockholders a true and complete copy of each of the following: its Form 10-KSB for the fiscal year ended December 31, 1999, its registration on Form SB-2 filed August 31, 2000, and its Form 10Q-SB for the quarter ended September 30, 2000 (collectively, the "SEC Documents"), which Parent filed under the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent at the dates thereof and its results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments, which will not be material in the aggregate). There has been no change in Parent accounting policies or estimates except as described in the notes to the Parent Financial Statements. Parent has no material obligations other than (i) those set forth in the Parent Financial Statements and (ii) those not required to be set forth in the Parent Financial Statements under generally accepted accounting principles. Parent is unaware of any facts or circumstances (other than the acquisition of Target) which would be reasonably likely to cause Parent to restate any of the Parent Financial Statements.

         (h) Events Subsequent to the SEC Documents. Except as disclosed in Parent's SEC Documents, there has not occurred any events, changes or effects (including the incurrence of any liabilities of any nature) having or, which would be reasonably likely to have a material adverse


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 25 of 44
effect on the business, financial condition, operations, results of operations, or future prospects of the Parent and its Subsidiaries (including, without limitation, the Sub) taken as a whole.

         (i) No Undisclosed Liabilities. Except (i) to the extent disclosed in the Public Reports, (ii) as specifically described herein, or (iii) incurred subsequent to the latest Public Reports and disclosed herein or in the Disclosure Statement attached hereto, the Parent has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether or not required to be reflected in financial statements in accordance with GAAP that have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on the Parent.

         (j) No Changes. Since the date of Parent's most recent Public Reports, there has not occurred or arisen any: (A) transaction by Parent except in the ordinary course of business as conducted on that date; (B) capital expenditure by Parent, either individually or in the aggregate, exceeding $25,000; (C) destruction, damage to, or loss of any assets (including without limitation intangible assets) of Parent (whether or not covered by insurance), either individually or in the aggregate, exceeding $10,000; (D) labor trouble or claim of wrongful discharge or other unlawful labor practice or action; (E) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Parent; (F) declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of Parent, or any direct or indirect redemption, purchase or other acquisition by Parent of any of its shares; (G) increase in the salary or other compensation payable or to become payable by Parent to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by Parent, of a bonus or other additional salary or compensation to any such person; acquisition, sale or transfer of any asset of Parent, except in the ordinary course of business; (H) formation, amendment or termination of any distribution agreement or any material contract, agreement or license to which Parent is a party, other than termination by Parent pursuant to the terms thereof; (I) loan by Parent to any person or entity, or guaranty by Parent of any loan except for expense advances in the ordinary course of business consistent with past practice; (J) waiver or release of any material right or claim of Parent, including any write-off or other compromise of any account receivable of Parent;
(K) the commencement or notice or, to Parent's knowledge, threat of commencement of any governmental proceeding against or investigation of Parent or its affairs; (L) other event or condition of any character that has or would, in Parent's reasonable judgment, be expected to have a material adverse effect on Parent; (M) issuance, sale or redemption by Parent of any of its shares or of any other of its securities other than issuances of Parent Shares pursuant to outstanding options and warrants; (N) change in pricing or royalties set or charged by Parent except for discounts extended in the ordinary course of business consistent with past practice; or negotiation or agreement by Parent to do any of the things described in the preceding clauses of this Section 4 of the Agreement (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 26 of 44

         The Sub has not (AA) entered into any transactions, contracts or agreements, except those contemplated for it in this Agreement; (BB) made any expenditure, capital or otherwise, except those incurred in the ordinary course of its own formation and organization and entering into the agreements and transactions contemplated for it in this Agreement, which do not exceed in the aggregate $3,000; (CC) acquired any assets having value collectively in excess of $3,000 or incurred any indebtedness or obligations in excess of $3,000 collectively; (DD) hired any employees or incurred any obligations to employees;
(EE) made any loans or extended any credit; (FF) waived or released any material right or claim, including any write-off or other compromise of any account receivable; (GG) been the target of any governmental proceeding or investigation of it or its affairs; (HH) experienced any event or condition of any kind or character that has or may have a material adverse effect on Parent, Target or itself.

         (k) Litigation. Except as disclosed to the contrary in the Public Reports, there is no suit, claim, action, proceeding, arbitration, mediation, review or investigation pending or, to the knowledge of the Parent or Sub, threatened against or affecting the Parent or Sub which, individually or in the aggregate, is reasonably likely to have a material adverse effect on the Parent or Target or itself, or which would, or would be reasonably likely to, materially impair the ability of the Parent or the Sub to consummate the transactions contemplated by this Agreement.

         (l) Compliance with Laws. Except as disclosed to the contrary in the Public Reports, the Parent and its Subsidiaries have complied with all laws, statutes, regulations, rules, ordinances and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, insurance, regulatory, antitrust laws, ERISA and laws relating to taxes, except to the extent that any such non-compliance would not have a material adverse effect on the Parent, the Target or the Sub. The Sub has complied with all laws, statutes, regulations, rules, ordinances and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by it, or applicable to its business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, insurance, regulatory, antitrust laws, ERISA and laws relating to taxes.

         (m) No Default. The business of the Parent is not being conducted in default or violation of any term, condition or provision of (i) its certificate of incorporation or bylaws or similar organizational documents, or (ii) agreements to which the Parent is a party, excluding from the foregoing clause
(iii) defaults or violations that would not have a material adverse effect on the Parent and would not, or would not be reasonably likely to, materially impair the ability of the Parent to consummate transactions contemplated by this Agreement. The Sub has not conducted any business, except for those transactions necessary or incidental to entering into and performing this Agreement and the transactions contemplated herein.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 27 of 44

         (n) Certain Securities Matters.

                  (i) The Parent represents and warrants that (A) the Target Shares being acquired by virtue of the merger of the Sub into the Target are being acquired by the Parent for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof, and it is not participating and does not have a participation in any such distribution or the underwriting of any such distribution; (B) the Parent has sufficient knowledge and experience in financial and business matters and is fully capable of evaluating the merits and risks involved in acquiring the Target Shares; and (C) the Parent has not been solicited to acquire the Target Shares by means of general advertising or general solicitation.

                  (ii) The Parent and the Sub have been furnished with information about and allowed access to Target's business, books, records, files, and properties and properties and have had the opportunity to investigate Target's business and assets and to ask questions of and receive answers from Target sufficient to satisfy the Parent and the Sub that Target's business is reasonably as described by Target.

                  (iii) Parent and Sub understand that (A) the Target Shares are not registered under any applicable federal or state securities law in reliance upon certain exemptions thereunder, (B) the Target Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act and compliance with applicable state securities laws or the availability of an exemption therefrom; and (C) in the absence of registration under the Securities Act and compliance with applicable state securities laws or an exemption therefrom, the Target Shares must be held indefinitely. The Parent and the Sub acknowledge that the reliance of the Target upon such exemption from registration is predicated upon the foregoing representations.

                  (iv) Acquisition. The Parent has provided the Target Stockholders with its current report on Form 8-K dated August 23, 2000, and filed August 31, 2000, and subsequent amendments thereto filed on November 6, 2000 and November 17, 2000, which details Parent's acquisition of GeneralSearch.com, Inc. Parent has also provided the Target Stockholders with a true and correct copy of the Agreement and Plan of Reorganization by and among the following: Parent, Reliant Interactive Media Corp, AsSeenOnTVpc.com, Inc. ("ASOT"), the shareholders of ASOT and GeneralSearch.com, Inc., of which no assurance can be given that the transaction contemplated by this agreement will close, on the terms described therein or otherwise.

         (o) Interested Party Transactions. Except as may be disclosed in the Public Filings, to the best knowledge of Parent, no officer, director or 5% or greater stockholder of Parent or Sub (nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products which Parent or Sub furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity which purchases from or sells or furnishes to, Parent or Sub, any goods or services, or (iii) a beneficial interest in any contract or agreement with Parent or Sub


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 28 of 44

(other than a written employment or consulting contract), or (iv) has purchased Parent Shares on the public market in the past sixty (60) days; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this warranty.

         (p) Market Manipulation. Neither the Parent nor any of its Subsidiaries (including, without limitation, the Sub) has, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of Parent's common stock to facilitate the sale or resale of its common stock, in any case in violation of any federal or state securities laws.

         (q) Compliance with Regulation S-X. Parent is unaware of any facts or circumstances (other than the acquisition of Target) which would be reasonably likely to cause Parent's independent accountants to be unable to complete audited financial statements of Parent meeting the requirements of Regulation S-X of the Securities Act through the date of Closing.

         5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement:

         (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

         (b) Notices and Consents. Each of the Parties will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents, that any of the other Parties reasonably may request in connection with the matters referred to in Section 3 and Section 4 above.

         (c) Regulatory Matters and Approvals. Each of the Parties will (and will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d) and Section 4(d) above.

         (d) Public Market for Parent Shares. The Parent will use its best efforts to remain current in its periodic reports required to be filed with the SEC, so that the Parent Shares (including without limitation, the Parent Exchange Shares and underlying shares with respect to warrants and options to be issued pursuant to this Agreement) remain eligible for quotation on the National Association of Securities Dealer's Over the Counter Electronic Bulletin Board (the "OTC-BB").

         (e) Operation of Business. From the date of execution of this Agreement until Closing, without the written consent of the other, neither the Parent nor the Target will (nor will either Parent or Target cause or permit any of its Subsidiaries to) engage in any practice, take any action,


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 29 of 44
or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                  (i) Except as expressly provided in this Agreement or in exhibits to this Agreement or by written agreement of the Parties made subsequent to this Agreement, neither the Parent nor the Target will (nor will either Parent or Target cause or permit any of its Subsidiaries to) authorize or effect any change in its charter or bylaws;

                  (ii) Except as expressly provided in this Agreement or in exhibits to this Agreement or by written agreement of the Parties made subsequent to this Agreement, neither the Parent nor the Target will (nor will either Parent or Target cause or permit any of its Subsidiaries to) grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                  (iii) Except as expressly provided in this Agreement or in exhibits to this Agreement or by written agreement of the Parties made subsequent to this Agreement, neither the Parent nor the Target will (nor will either Parent or Target cause or permit any of its Subsidiaries to) declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, in either case outside the Ordinary Course of Business;

                  (iv) Except as expressly provided in this Agreement or in exhibits to this Agreement or by written agreement of the Parties made subsequent to this Agreement, neither the Parent nor the Target will (nor will either Parent or Target cause or permit any of its Subsidiaries to) issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                  (v) Except as expressly provided in this Agreement or in exhibits to this Agreement or by written agreement of the Parties made subsequent to this Agreement, neither the Parent nor the Target will (nor will either Parent or Target cause or permit any of its Subsidiaries to) impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

                  (vi) Except as expressly provided in this Agreement or in exhibits to this Agreement or by written agreement of the Parties made subsequent to this Agreement, neither the Parent nor the Target will (nor will either Parent or Target cause or permit any of its Subsidiaries to) make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business; and/or

                  (vii) Except as expressly provided in this Agreement or in exhibits to this Agreement or by written agreement of the Parties made subsequent to this Agreement, neither the Parent nor the Target will (nor will either Parent or Target cause or permit any of its Subsidiaries to) commit to any of the foregoing.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 30 of 44

         (f) Full Access. Each of the Parent and the Target will (and will cause each of its Subsidiaries {including, without limitation, the Sub} to) permit representatives of the other to have full access at all reasonable times, and in a manner so as not to interfere with its normal business operations of the Target and those of its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to it and each of its Subsidiaries. The Parent and the Target will (and will cause each of its Subsidiaries {including, without limitation, the Sub} to) treat as and hold as confidential any Confidential Information it receives from the other and/or either or both of its Subsidiaries in the course of the reviews contemplated by this Section 5(f), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, shall return to the other all tangible embodiments (and all copies) of the other's Confidential Information that are in its possession.

         (g) Notice of Developments. Each of the Parties will (and will cause each of its Subsidiaries {including, without limitation, the Sub} to) give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in Section 3 or Section 4 above, respectively. No disclosure by any Party pursuant to this
Section 5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (h) Interest from Others. Prior to the satisfaction by the Parent of the conditions to the Target's obligations to close this transaction, the Target, its Subsidiaries, and their respective directors and officers will remain free to participate in any discussions or negotiations regarding any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Target and/or either or both of its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) and/or to furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; provided, however, that the Target, its Subsidiaries and the Target Stockholders shall not enter into any agreement with any Person other than the Parent for the acquisition of the Target and/or either or both of its Subsidiaries or any part thereof unless such agreement is clearly designated as a "back-up contract," subordinated to this Agreement and to be activated only in the event that this Agreement is canceled without Closing by one or both Parties for failure to fulfill the conditions of Closing within the time allowed hereunder.

         (i) Insurance and Release.

                  (i) The Parent will provide each individual who served as a member, director or officer of the Target at any time prior to the Effective Time with liability insurance for a period of 48 months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time, unless the premium cost of such coverage is not available at all or is available only at a premium cost (after any applicable dividends) in excess of $25,000. If such coverage is only available at a


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 31 of 44
         premium cost in excess of $25,000 (after any applicable dividends), then the period of months after the Effective Time that such coverage is to be enforced shall be reduced, if possible, to a period of months for which the premium cost of such coverage is $25,000 (after any applicable dividends).

                  (ii) During the term of the Employment Agreements with Target's Key Employees, the Parent will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of the Target and/or either or both of its Subsidiaries for the benefit of each of Target's Key Employees who served as a member, director or officer of the Target and/or either or both of its Subsidiaries at any time prior to the Effective Time.

                  (iii) The Parent will release and forever discharge each of the Target Stockholders who served as a director or officer of the Target and its predecessors, The Affinity Group LLC and SGR Marketing, Inc. and/or of the Florida Subsidiary and its predecessor, Crown Plaza Resorts, L.C., and/or of the Aruba Subsidiary, at any time prior to the Effective Time from any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all court costs and attorneys' fees and expenses, resulting from, arising out of, relating to, in the nature of, or caused by this Agreement or any of the transactions contemplated herein, except that the Parent will not release any of the foregoing individuals from any of the foregoing to the extent that same also constitutes a breach of such individual's representations and warranties under Section 3.

         (j) Employment Agreements with Target's Key Employees and Consulting Agreement with Noyan Nihat. Parent hereby approves in form and substance, and agrees to execute upon Closing, the employment agreements with each of the Target's Key Employees, namely: Scott G. Roix, Vance L. Vogel, Robert Poitras, Stephen Albert, Vincent Del Corso, Thomas J. Burkett, Louis Bruno and Deborah E. McCafferty, attached hereto as Exhibits 2(e)(ii)(1) through 2(e)(ii)(8) and the consulting agreement with Noyan Nihat attached hereto as Exhibit 2(e)(ii)(9). The term of said employment agreements and said consulting agreement will commence immediately upon Closing.

         (k) Release of Target Stockholders' Personal Guarantees. At Closing, Parent shall secure the release of the Target Stockholders' personal guarantees of any and all liabilities of the Target and its Subsidiaries, such releases to be effective at the Effective Time, or as mutually agreed upon as provided in
Section 2(e)(iii). Personal guaranties of the Target Stockholders existing on or about the date of execution of this Agreement will be listed in Exhibit 5(k), and the Target Stockholders will provide a written "bring-down" of such personal guaranties on the Closing Date.

         (l) Loans. Prior to Closing, Parent executed and delivered to Target a promissory note in the principal amount of the final outstanding adjusted loans and accrued interest as of the Closing Date, a copy o f which is attached hereto as Exhibit 2(e)(v).


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 32 of 44

         (m) EPX Reserves. Parent shall perform its pre-Closing and Closing obligations under the provisions of Section 2(e)(vi) of this Agreement.

         (n) Warrants to Third Parties. At Closing, in addition to the stock options contained in the employment agreements with the Target's Key Employees and the consulting agreement with Noyan Nihat, Parent will issue to those individuals named in Section 2(e)(vii) the common stock purchase warrants as provided therein.

         (o) Robert P. Gordon. Simultaneously with Closing, the Employment Resignation Date, as defined in the Separation Agreement of Robert P. Gordon (Exhibit 2(e)(viii)(1)) shall become effective.

         (p) Bonuses. Parent hereby acknowledges the disclosure by Target in
Section 2(e)(ix) of the delay in its intentions to pay certain bonuses to certain employees due to loans made by Target to Parent, and Parent hereby accepts and approves said bonuses and agrees not to take any action at any time after the Closing that would jeopardize the accumulation by Target of cash in sufficient amounts to pay said bonuses. Parent further agrees that the said bonuses shall be paid by Target and its Subsidiaries as soon as possible after the Closing but in no event later than April 15, 2001, unless the intended recipients of said bonuses agree in writing to such extension.

         (q) Post-Closing Covenants of the Parent.

                  (i) Within 90 days after the completion of the financial statements of Target that meet the requirements of Regulation S-X of the Securities Act and the Securities Exchange Act, the Parent will file, at its sole expense, a registration statement, which shall include no less than 8 million of the Parent Exchange Shares (the "Registration Statement"), with the SEC and all other applicable authorities, for resale by the Target Stockholders on a pro rata basis. The Registration Statement shall register the resale of the Parent Exchange Shares in a delayed or continuous offering to the extent permitted by Rule 415 under the Securities Act. The Parent shall use its best efforts to cause the Registration Statement to be declared effective by the SEC within 120 days after the filing and keep the Registration Statement effective under the Securities Act until all of the Parent Exchange Shares have been resold by the Target Stockholders or for 5 years, whichever event occurs first. The Registration Statement, when declared effective, will vest the Parent Exchange Shares that have been registered for resale (the "Registered Parent Exchange Shares") under federal and all other applicable securities laws for legal resale, by the Target Stockholders on a pro rata basis, without further filings, regulatory action or expense to the Target Stockholders other than the customary costs of selling fully registered publicly traded shares in the over-the-counter market or in a private sale by the Target Stockholders in compliance with all applicable securities laws at the rate of 1/12th of the total number of such Registered Parent Exchange Shares per month for 12 consecutive months commencing the month in which the Registration Statement is declared effective. In the event registration of a delayed or continuous offering is not permitted under the Securities Act, the Parent shall provide comparable alternative registration rights within the same time limits as for the filing and effectiveness of the Registration Statement hereinabove provided.


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 33 of 44

                  (ii) The Parent recognizes that the Target needs adequate financial resources to achieve its objectives, and agrees to work with Parent's investment bankers and Target to develop budgets on an ongoing basis and to provide Target with adequate and timely financing.

                  (iii) Each of the Target's Key Employees and the Target's consultant, Noyan Nihat, will be treated fairly relative to the Parent's other executives at the comparable level of employment with respect to salaries (fees in the case of consultant Noyan Nihat), benefits and stock options.

                  (iv) Upon Closing, the Parent's board of directors shall immediately elect Scott G. Roix to the Parent's board of directors.

                  (v) The Parent shall not merge or liquidate or dispose of the Target during the first 36 months after the Closing.

                  (vi) The Parent shall not change the board of directors of the Target as it existed immediately prior to the Closing Date during the first 36 months after the Closing without the prior written consent of the Target Stockholders.

         6. Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Parent. The obligation of the Parent to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) The representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) The Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) There shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (iv) The Target and the Target Stockholders shall have delivered to the Parent a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(iii) is satisfied in all respects;

                  (v) All actions to be taken by the Target in connection with consummation of the transactions contemplated in this Agreement and all certificates, opinions, instruments,


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 34 of 44
         and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Parent;

                  (vi) The Parent shall be reasonably satisfied with the opinion expressed in the completed audit of Target by the Parent's auditors at the Parent's expense, that the results are not materially adversely at variance with the unaudited financial information provided to the Parent by the Target and that the audit meets the requirements of Regulation S-X of the Securities Act and the Securities Exchange Act; and

         The Parent may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Target. The obligation of the Target and the Target Stockholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) The representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) The Parent shall have performed and complied in all material respects with all of its covenants and obligations hereunder to be performed at or prior to the Closing, including, without limitation, those contained in Section 2 and in Section 5 of this Agreement;

                  (iii) There shall not be any judgment, order, decree, stipulation, injunction, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                  (iv) The Parent shall have delivered to the Target and the Target Stockholders a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects;

                  (v) All actions to be taken by the Parent in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Target and the Target Stockholders; and

                  (vi) The Target and the Target Stockholders shall be satisfied in all material respects that the condition of the Parent and its Subsidiaries (including, without limitation, the Sub) as learned through the due diligence of the Target and the Target Stockholders and their representatives is not materially adversely different from the information disclosed by Parent and its Subsidiaries (including, without limitation, the Sub) to the Target and the Target Stockholders.

         The Target may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.



Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 35 of 44

         7. Termination.

         (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time.

                  (ii) the Parent may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target or the Target Stockholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Parent has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 5, 2001, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from the Parent breaching any representation, warranty, or covenant contained in this Agreement).

                  (iii) the Target may terminate this Agreement by giving written notice to the Parent at any time prior to the Effective Time
         (A) in the event the Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Parent of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before January 5, 2001, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(f) above shall survive any such termination.

         8. Rescission or Reacquisition. Parent and Target acknowledge and agree that the obligations of Parent and Target are unique and are personal to Parent and Target, respectively, and may be discharged only by Parent and Target, respectively. Parent and Target further acknowledge and agree that if Parent were to fail to observe or to perform any of certain provisions of this Agreement, including in particular those set forth below, the award of damages arising from such breach, would be difficult, and perhaps impossible, to ascertain in money or money's worth and therefore, damages would not be an adequate remedy. Therefore, Parent and Target acknowledge and agree that, Target shall be entitled to the rescission, reacquisition and "buy back" rights set forth below:


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 36 of 44

         (a) Failure to File Registration Statement. If a Registration Statement including the Parent Exchange Shares in full and complete conformity with the requirements of Section 5(q) is not filed and accepted by SEC so as to make the Parent Exchange Shares legally saleable in all U.S. jurisdictions under all applicable securities laws in accordance with the schedule set forth in Section 5(q), then at the option of a majority in interest of the Target Stockholders and at the expense of the Parent, the Closing shall be nullified and rescinded and the Target shall revert to the Target Stockholders and the Parent Exchange Shares shall revert to the Parent.

         (b) Failure of the Registration Statement to Become Effective. If a Registration Statement including the Parent Exchange Shares in full and complete conformity with the requirements of Section 5(q) is timely filed or is filed in full and complete conformity with the requirements of Section 5(q) before the Target Stockholders exercise their rescission option, but the Registration Statement is not declared effective within 180 days following the completion of financial statements of Target meeting the requirements of Regulation S-X of the Securities Act and the Securities Exchange Act, then at the option of a majority in interest of the Target Stockholders and at the expense of the Parent, the Closing shall be nullified and rescinded and the Target shall revert to the Target Stockholders and the Parent Exchange Shares shall revert to the Parent.

         (c) Reacquisition and "Buy-Back" Option.

                  (i) If any one or more of the following Buy-Back Events shall occur during the first 18 months after the Closing and shall not be cured by Parent within 60 days, then at the option of a majority in interest of the Target Stockholders and at the expense of the Parent, the Target Stockholders shall have the right to reacquire the Target (the "Buy-Back Option"):

                           (A) Parent shall cease to be a publicly traded
                  company or shall cease to trade on the OTC-BB (unless it begins trading on the NASDAQ, AMEX or the New York Stock Exchange within 10 trading days after it ceases to be listed on the OTC-BB) or trading in shares of Parent Shares shall be suspended for more than 10 consecutive trading days;

                           (B) A receiver shall be appointed to take possession
                  of all or substantially all of the assets of Parent, or Parent executes and delivers a general assignment for the benefit of creditors, or any action is taken or suffered by Parent, voluntarily or involuntarily, under any insolvency or bankruptcy or reorganization act or law, except a proceeding filed by a creditor that is dismissed within sixty (60) days of filing, or Parent is insolvent or otherwise unable to pay its debts as they become due;

                           (C) Parent enters into any negotiations, letter of
                  intent or agreement to sell or divest itself of the assets or stock of the Target;


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 37 of 44

                           (D) Parent takes any steps to encumber, distribute or
                  liquidate the assets or stock of Target;

                           (E) Parent attempts in any manner to enter into any
                  transaction of any kind that will create a material obligation or debt of Target unless the same is approved by Scott G. Roix or his successor from the Target's Key Employees if Scott G. Roix should die, resign or become totally disabled;

                           (F) Except for cause in accordance with the
                  employment agreement, Parent attempts to terminate one or more of the Target's Key Employees without the consent of a majority of Scott G. Roix, Vance L. Vogel and Noyan Nihat; or

                           (G) Parent fails to timely file any of the reports
                  required under the Securities Exchange Act; or

                           (H) Any representation or warranty of Parent or Sub
                  contained in this Agreement or any covenant of Parent or Sub contained in this Agreement shall be materially breached or materially untrue and shall not be completely remedied within 30 days of written notice of material breach or material untruth of same given by Target or any Target Stockholder to Parent.

                  (ii) In the event of the exercise of the Buy-Back Option, the assets remaining in the Target when its shares of stock are transferred from the Parent to the Target Stockholders shall include all assets of the Target, including, without limitation, the name "The Affinity Group," the Target's phone numbers, the Target's contracts with resorts, companies providing the Target with fulfillment services, access to databases and the like, licenses, organization memberships, and the Target's furniture, fixtures and equipment used in its marketing and sales business.

                  (iii) In the event of the exercise of the Buy-Back Option, the repurchase price of all of the Target Shares shall be determined as follows:

1.       All unsold Parent Exchange Shares will be returned to Parent;

2. Net cash proceeds from Parent Exchange Shares sold, less taxes paid on same, shall be paid to Parent in consecutive equal monthly installments, amortized over 60 months with simple annual interest at the New York prime rate in effect on the Closing of the Buy-Back Option;

3. All assets held by Target at the Effective Time of the acquisition of Target by Parent shall be held by Target when returned to Target Stockholders upon the Closing of the Buy-Back Option;



Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 38 of 44

4. New assets acquired by the Target after the Effective Time of the acquisition of Target by Parent and held by the Target on the Closing of the Buy-Back Option, to the extent not offset by new liabilities of the Target on the Closing of the Buy-Back Option, shall be equitably divided between Parent and Target, and to the extent that the Parties cannot agree upon an equitable division, such new assets shall be sold and the net proceeds of sale shall be evenly divided between the Parent and the Target.

                  (iv) The Target Stockholders shall receive at closing from the Parent a fully executed stock pledge agreement pledging 100% of the Target Shares received by the Parent as security, executed in blank to secure the Parent's performance under this Section 8(c) in the event of the occurrence of a Buy-Back Event and the exercise of the Buy-Back Option. UCC-1 Financing Statements evidencing the security interest shall be executed by Parent at the Closing.

                  (v) The foregoing notwithstanding, the Buy-Back Option shall become null and void if and when the Target Stockholders shall receive $25 million in cash from the sale of the Parent Exchange Shares.

         9. Miscellaneous.

         (a) Survival. The representations and warranties of the Parties will survive the Effective Time for a period of two years. The covenants of the Parties shall survive the Effective Time for two years, unless a longer period is required by the terms of a particular covenant for it to be fully performed, in which case such covenant shall survive for such period plus 6 months. In addition to the right of the Rescission and Reacquisition rights of the Target Stockholders as provided in Section 8 of this Agreement, each of the Parties shall have the right to recover actual damages for any material breach or untruth of another party's representations and warranties or material breach of another party's covenants that is discovered within the survival period of same.

         (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in
Section 2 above concerning issuance of the Parent Exchange Shares and certain other provisions concerning certain requirements for a tax-free reorganization are intended for the benefit of the Target Stockholders and (ii) the provisions in Section 5(i) above concerning insurance and release are intended for the benefit of the individuals specified therein and their respective legal representatives.



Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 39 of 44

         (d) Transaction Indemnity. The Parties agree that this transaction has been carefully structured to qualify as a "tax-free" reorganization pursuant to Code Section 368, and the Parties have had the opportunity to consult with their own tax advisors in that regard. To avoid additional delay in addressing compelling business issues, the parties have agreed to proceed to Closing without the additional assurance of obtaining a private letter ruling from the Internal Revenue Service confirming the tax treatment of the transaction. Accordingly, Parent and Sub, jointly and severally, shall indemnify and hold harmless Target Stockholders from any and all damages, taxes, and other amounts payable by Target Stockholders, including, professional fees and costs of attorneys, paralegals, accountants and expert witnesses, if, for any reason, this transaction should not qualify under Code Section 368 or if such qualification shall be challenged.

         (e) Entire Agreement. This Agreement (and the agreements and documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (f) Succession and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing and will be effective when hand-delivered or upon delivery if sent by commercial courier service such as Federal Express or Airborne or on the day of delivery or first attempted delivery if sent by first class, postage prepaid, certified United States mail, return receipt requested (whether or not the return receipt is subsequently received), and addressed by the sender:



Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 40 of 44

If to the Target:                              Copy to:

         Scott Roix                            A. Edward McGinty, Esq.
         President and CEO                     Shumaker, Loop & Kendrick, LLP
         The Affinity Group, Inc.              Bank of America Plaza
         100 2nd Avenue South, Suite 302N      101 East Kennedy Boulevard
         St. Petersburg, FL 33701              Suite 2800
                                               Tampa, FL 33602

If to the Parent:                              Copy to:

         Joe Keegan                            Peter Futro, Esq.
         President                             Futro & Trauenernicht, LLC
         TeleServices Internet Group Inc.      1401 - 17th Street, 11th Floor
         100 2nd Avenue South, Suite 1000      Denver, CO 80202
         St. Petersburg, FL 33701

If to the Target Stockholders:

         At the address for each as set forth next to the name of each on the signature pages hereof.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Regardless of the method of delivery, any written notice, request, demand, claim, or other communication actually received by a party hereto shall be effective on the date of receipt. Any party hereto, from time to time, may change his or her or its address to which notice is to be sent pursuant hereto by sending a notice of such change in conformity with the foregoing requirements to the other parties to the other parties to this Agreement.

         (j) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         (k) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Florida General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 41 of 44
any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (m) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (o) Prior Agreements. All prior agreements, if any, by and between any of the Parties to this Agreement relating to acquisition of the Target by the Parent are, by this Agreement, hereby terminated and revoked and are hereby made null and void and of no further force or effect.

         (p) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                       TeleServices Internet Group Inc.



                                       By:      /s/ Paul W. Henry
                                                --------------------------------

                                                Paul W. Henry
                                                --------------------------------
                                                printed name

                                                Secretary
                                                --------------------------------
                                                title


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 42 of 44

                         The Affinity Group, Inc.



                         By:   /s/ Scott G. Roix
                            ----------------------------------------------
                                  Scott G. Roix, President and CEO


                         Target Stockholders:


                           /s/ Scott G. Roix
                         -------------------------------------------------
                         Scott G. Roix
                         No. of Target Shares Owned:  3,661
                                                      -----
                         Address:                     7676 Araila Way
                                                      -------------------------
                                                      Largo, FL 33777
                                                      ---------------



                         /s/ The Vance Vogel Qualified Subchapter S. Trust No. 1
                         -------------------------------------------------------
                         The Vance Vogel Qualified Subchapter S Trust No. 1
                         No. of Target Shares Owned:  2,009
                                                      -----
                         Address:                     2687 Willowood Dr.
                                                      ------------------
                                                      Erie, Pa. 16506
                                                      ---------------


                         /s/ Vance L. Vogel
                         -------------------------------------------------
                         Vance L. Vogel
                         No. of Target Shares Owned:  522
                                                      ---
                         Address:                     9901 Sago Point Dr
                                                      -------------------------
                                                      Largo, FL 33777
                                                      ---------------


                         /s/ Fernur Ece Nihat
                         -------------------------------------------------
                         Fernur Ece Nihat
                         No. of Target Shares Owned: 2,009
                                                     -----
                         Address:                    44 Laurel Way, Totteridge,
                                                     ---------------------------
                                                     London N208IIX
                                                     --------------
                                                     United Kingdom
                                                     --------------


Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 43 of 44

                       /s/ Stephen Albert
                     ---------------------------------------
                     Stephen Albert
                     No. of Target Shares Owned:  493
                                                  ---
                     Address:                     12233 Clubhouse Dr.
                                                  -------------------
                                                  Bradenton, FL 34202
                                                  -------------------



                       /s/ Vincent Del Corso
                     ---------------------------------------
                     Vincent Del Corso
                     No. of Target Shares Owned:  493
                                                  ---
                     Address:                     815 115th Avenue,
                                                  -----------------
                                                  Treasure Island, FL 33706
                                                  -------------------------




                       /s/ Robert Poitras
                     ---------------------------------------
                     Robert Poitras
                     No. of Target Shares Owned:  493
                                                  ---

                     Address:                     12242 Sun Vista Ct.
                                                  -------------------
                                                  E Treasure Island, FL 33706
                                                  ---------------------------



                       /s/ Louis Bruno
                     ---------------------------------------
                     Louis Bruno
                     No. of Target Shares Owned:  160
                                                  ---
                     Address:                     421 Evergreen Drive,
                                                  --------------------
                                                  Oldsmar, FL 34677
                                                  -----------------



                       /s/ Deborah E. McCafferty
                     ---------------------------------------
                     Deborah E. McCafferty
                     No. of Target Shares Owned:  160
                                                  ---
                     Address:                     6020 Bahia Del Mar #121
                                                  -----------------------
                                                  St. Petersburg, FL 33715
                                                  ------------------------




Agreement and Plan of Reorganization
TeleServices Internet Group, Inc. --- Parent
The Affinity Group, Inc. --- Target
November 29, 2000
Page 44 of 44